Exhibit 24(a)
January 17, 1994


Edward L. Addison, A. W. Dahlberg, W. L. Westbrook,
Tommy Chisholm and Wayne Boston


Dear Sirs:

     The Southern Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934, as

amended, with the Securities and Exchange Commission with respect to the following:  (1) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1993, and (2) the filing of Quarterly Reports on Form 10-Q and Current Reports on

Form 8-K during 1994.

     The Southern Company also proposes to file post-effective

amendments to registration statements under the Securities Act of

1933, as amended, with the Securities and Exchange Commission with respect to certain previously filed registration statements.

These post-effective amendments, in each case, would be required in order to increase the amount of remaining shares covered by such registration statements as the result of the stock split (in the form of a stock distribution) of shares of The Southern

Company's common stock.  The registration statements affected include File Nos. 2-78617, 33-23152, 33-23153, and 33-30171.

     The Southern Company and the undersigned directors and

officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each
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of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the
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                              - 2 -


foregoing said Annual Report on Form 10-K and any appropriate amendment or amendments thereto and any necessary exhibits, said

Quarterly Reports on Form 10-Q and any necessary exhibits, any

Current Reports on Form 8-K and any necessary exhibits, and said post-effective amendments to said registration statements, to be accompanied (to the extent required) by a prospectus or

prospectuses and any appropriately amended or supplemented

prospectus or prospectuses and any necessary exhibits.


                                   Yours very truly,

                                   THE SOUTHERN COMPANY


                                   By /s/A. W. Dahlberg
                                      A. W. Dahlberg, President
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                              - 3 -



/s/Edward L. Addison               /s/William A. Parker, Jr.



/s/W. P. Copenhaver                /s/William J. Rushton, III



/s/A. W. Dahlberg                  /s/Gloria M. Shatto



/s/Paul J. DeNicola                /s/Herbert Stockham



/s/Jack Edwards                    /s/Louis J. Willie



/s/H. Allen Franklin               /s/W. L. Westbrook



/s/L. G. Hardman, III              /s/Tommy Chisholm



/s/Elmer B. Harris                 /s/W. Dean Hudson



/s/John M. McIntosh                /s/William A. Maner, III



/s/Earl D. McLean, Jr.
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Extract from minutes of meeting of the board of directors of The
Southern Company.

                       - - - - - - - - - -

          RESOLVED: That for the purpose of signing the Company's Annual Report on Form 10-K for the year ended December 31, 1993, 1994 Form 10-Q's and Form 8-K's and the amendments to each of the Company's existing registration statements hereinbefore authorized and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its board of directors, and its officers, are authorized to give their several powers of attorney to Edward L. Addison, A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston.

                       - - - - - - - - - -

          The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on January 17, 1994, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 25, 1994              THE SOUTHERN COMPANY


                                   By /s/Tommy Chisholm
                                            Tommy Chisholm
                                               Secretary